SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K / A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2003

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               93-1221339
- ------                                                             ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

5757 Wilshire Blvd., Suite PH 10, Los Angeles, California                 90036
- ---------------------------------------------------------               -----
(Address of principal executive offices)                             (Zip Code)

                                 (323) 857-0448
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                   (Former name, if changed since last report)

       1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067
       -------------------------------------------------------------------
                 (Former Address of Principal Executive Offices)

                                  (310)277-1250
                                  -------------
           (Registrant's Former Telephone Number, Including Area Code)





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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not applicable.


ITEM 2.  ACQUISITION OF ASSETS.

Not applicable.



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP



On April 2, 2003 several persons who alleged that they were joint venturers and creditors (the "Petitioners") of Litfunding Corporation, a Nevada corporation (the "Company"), filed an involuntary bankruptcy petition against the Company in the United States Bankruptcy Court, Central District of California, Case No. LA03-19005 ES (the "Petition"). The filing of the Petition severely damaged the Company by, among other things, severely devaluing its stock price. The Company believes that the Petition was filed in bad faith, first because the Company does not believe that Petitioners hold any claims against the Company, and second because the Company believes that the Petitioners filed the Petition solely to advance collateral litigation objectives.

The Company has spent the past eight months contesting the Petition, and it has expended significant resources on this effort. The material facts relative to this litigation, and the Company's recent entry into a Chapter 11 proceeding, are summarized below:

o On May 15, 2003, the Company moved the United States Bankruptcy Court (the "Court") for an order of dismissing the Petition. The Court treated the Company's motion as one for summary judgment and denied it on the ground that there were disputed factual issues, which would require an evidentiary hearing.

     On June 19, 2003, the Petitioners moved the Court for an order appointing an interim trustee. The Court denied that motion. The court also set the matter for trial on August 28 and August 29, 2003.

o In July, the Court continued the trial, upon application by the Petitioners, until September 23, 2003. Subsequently, the Court continued the matter to November 24 and 25th 2003 and ordered the parties to mediation.

o A two day mediation occurred in September of 2003. Unfortunately, this mediation was unsuccessful. Approximately ten days after the mediation failed, counsel for the Petitioners sought a meeting to present another settlement proposal. A meeting was held on October 10, 2003, a Friday, to consider this proposal. This meeting was attended by the President of the Company and its counsel. At the conclusion of this meeting the parties entered into a stipulation (the "Stipulation"). In summary, the Stipulation provided: (1) the Petitioners would convert their involuntary Chapter 7 proceeding to an involuntary Chapter 11 proceeding; (2) the Company would consent to the entry of an order of relief under Chapter 11; (3) the Company would reserve all of its rights to seek damages against the Petitioners relating to the bad-faith filing of the involuntary petition; and (4) the Petitioners agreed not to seek the appointment of a trustee for six months.



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o    Since the Stipulation provided for a consensual Chapter 11 filing, the
     Company believed that it required the formal approval of the Company's board of directors prior to being valid and binding under Nevada law. Accordingly, on the very next business day, October 13, 2003, the Company's board of directors met to consider the Stipulation. After carefully considering the merits of the Stipulation, the board of directors voted to reject the Stipulation as written, because there were provisions therein that could negatively impact the ability of the Company's operating subsidiary, California Litfunding, a California corporation ("California Litfunding"), to raise capital prospectively, even though California Litfunding was not entering into bankruptcy proceeding under this agreement. Although the Petitioners were informed of this vote, they elected to file the Stipulation with the Court, and thereafter they endeavored to enforce the Stipulation through a motion (the "Motion To Enforce"). In the Motion To Enforce, the Petitioners contended, among other things that the Stipulation was enforceable without the necessity of a vote of the Company's board of directors.

o On November 14, 2003, a hearing was held on Motion To Enforce. A hearing on a motion filed by Litfunding Nevada seeking an order compelling the Petitioners to post a bond to secure any prospective damage judgment the Company might obtain against the Petitioners for the wrongful involuntary filing was heard on the same date. After considering the arguments of both parties, the Court concluded that the Stipulation was enforceable. Accordingly the Court granted the Motion To Enforce. An order for relief placing the Company into a Chapter 11 proceeding was entered by the Court on November 19, 2003. The Court also ordered the Petitioners to post a bond in the amount of $500,000.

As a result of the foregoing:

o The Company has been placed into Chapter 11 proceeding effective November 19, 2003. None of the Company's subsidiaries are in a bankruptcy proceeding.

o The Company is a holding company. Accordingly, it has nominal operations. The operating entity is California Litfunding, a California company, which is not in a bankruptcy. The Company does not believe that the Petitioners hold any claims against the Company.

o The Company has made several offers of settlement to the Petitioners. However, to date, none of these offers have been accepted.

o California LitFunding, which is not in bankruptcy, is seeking new sources of capital to fund its business operations, and it is in negotiations with several parties to reach this goal.

o The Company looks forward to promptly resolving its Chapter 11 proceeding, either through the dismissal of this proceeding, or through the confirmation of a Chapter 11 plan.



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ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Not applicable.

Index to Exhibits
-----------------

4) Stipulation between LitFunding Corporation and Petitioning Creditors
 Re: Amendment of Involuntary Petition, etc.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              LitFunding Corp.,
                                              A Nevada corporation

December 3, 2003                           By:    /s/ Morton Reed
                                                 ------------------------------
                                                 Morton Reed, Director




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